As filed with the Securities and Exchange Commission on June 16, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FRONTIER OIL CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	74-1895085
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

10000 Memorial Drive, Suite 600
Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

FRONTIER OIL CORPORATION OMNIBUS INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

Michael C. Jennings
Frontier Oil Corporation
10000 Memorial Drive, Suite 600
Houston, Texas 77024
(Name and address of agent for service)

(713) 688-9600
(Telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer [ X ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [ ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	7,100,000 shares	$13.15	$93,365,000	$6,657

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares that may be issued with respect to the securities registered hereunder by reason of stock dividends, spin-offs, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations or similar transactions.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended and based upon the average of the high and low sales prices of the Registrant’s common stock on the New York Stock Exchange on June 9, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Frontier Oil Corporation, a Wyoming corporation (the “Company”), relating to 7,100,000 shares of its common stock, no par value (the “Common Stock”), issuable under the Frontier Oil Corporation Omnibus Incentive Compensation Plan (the “Plan”), which Common Stock is in addition to the 5,393,800 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 filed on April 27, 2006 (Commission File No. 333-133595) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been previously filed by the Company with the Securities and Exchange Commission (the “SEC”), are incorporated by reference into this Registration Statement, other than any portions of the respective filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other applicable SEC rules):

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC on February 25, 2010 (File No. 001-07627);

(b)           The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 as filed with the SEC on May 6, 2010 (File No. 001-07627);

(c)      The Company’s Current Report on Form 8-K as filed by the Company with the SEC on April 29, 2010 (File No. 001-07627); and

(d)      The description of the Company’s common stock, no par value, contained in the Registration Statement on Form 8-A filed with the SEC on June 16, 1998 (File No. 001-07627), including any amendments and reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. EXHIBITS

The following exhibits have been filed as a part of this Registration Statement and are specifically incorporated by reference:

Exhibit No.	Description
+4.1	Second Amended and Restated Articles of Incorporation of Frontier Oil Corporation dated May 1, 2009 (Exhibit 3.1 to Form 10-K, File Number 1-07627, filed on February 25, 2010).
+4.2	Fifth Restated Bylaws of Frontier Oil Corporation, effective November 12, 2008 (Exhibit 2.1 to Form 8-K, File Number 1-07627, filed November 14, 2008).
+4.3	Frontier Oil Corporation Omnibus Incentive Compensation Plan (Annex A to Proxy Statement, File Number 1-07627, filed March 21, 2006).
+4.4	Form of Frontier Oil Corporation Omnibus Incentive Compensation Plan Stock Unit/Restricted Stock Agreement (Exhibit 4.8 to Form S-8, File Number 333-133595, filed April 27, 2006).
+4.5	Form of Frontier Oil Corporation Omnibus Incentive Compensation Plan Nonqualified Stock Option Agreement (Exhibit 4.9 to Form S-8, File Number 333-133595, filed April 27, 2006).
+4.6	Form of Non-Employee Director Restricted Stock Unit Grant Agreement (Exhibit 10.1 to Form 8-K, File Number 1-07627, filed April 7, 2006).
+4.7	Form of First Amendment to Restricted Stock Unit Grant (Exhibit 10.1 to Form 10-Q, File Number 1-07627, filed August 7, 2006).
+4.8	Form of Restricted Stock Agreement (Exhibit 10.2 to Form 8-K, File Number 1-07627, filed April 7, 2006).
+4.9	Form of 2007 Stock Unit / Restricted Stock Agreement (Exhibit 10.1 to Form 10-Q, File Number 1-07627, filed May 9, 2007).
+4.10	Form of Stock Unit / Restricted Stock Agreement for James R. Gibbs (Exhibit 10.1 to Form 10-Q, File Number 1-07627, filed May 8, 2008).
+4.11	Form of Stock Unit / Restricted Stock Agreement for other employees (Exhibit 10.2 to Form 10-Q, File Number 1-07627, filed May 8, 2008).
*5.1	Opinion of Brown, Drew & Massey, LLP.
*23.1	Consent of Brown, Drew & Massey, LLP (included in Exhibit 5.1).
*23.2	Consent of Deloitte & Touche LLP.
*24.1	Powers of Attorney (included on signature page).

+Incorporated by reference.
* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of June, 2010.

FRONTIER OIL CORPORATION

By:	/s/ Michael C. Jennings
Name: Michael C. Jennings
Title: Chairman of the Board, President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Doug S. Aron and Currie Bechtol, and each of them severally, his or her lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name and Signature	Title	Date

/s/ Michael C. Jennings	Chairman of the Board, President, Chief Executive Officer and Director	June 16, 2010
Michael C. Jennings	(Principal Executive Officer)

/s/ Doug S. Aron	Executive Vice President and Chief Financial Officer	June 16, 2010
Doug S. Aron	(Principal Financial Officer)

/s/ Nancy J. Zupan	Vice President and Chief Accounting Officer	June 16, 2010
Nancy J. Zupan	(Principal Accounting Officer)

/s/ Douglas Y. Bech	Director	June 16, 2010
Douglas Y. Bech

/s/ James H. Lee	Director	June 16, 2010
James H. Lee

/s/ Paul B. Loyd, Jr.	Director	June 16, 2010
Paul B. Loyd, Jr.

/s/ Michael E. Rose	Director	June 16, 2010
Michael E. Rose

/s/ Franklin Myers	Director	June 16, 2010
Franklin Myers

EXHIBIT INDEX

Exhibit No.	Description
+4.1	Second Amended and Restated Articles of Incorporation of Frontier Oil Corporation dated May 1, 2009 (Exhibit 3.1 to Form 10-K, File Number 1-07627, filed on February 25, 2010).
+4.2	Fifth Restated Bylaws of Frontier Oil Corporation, effective November 12, 2008 (Exhibit 2.1 to Form 8-K, File Number 1-07627, filed November 14, 2008).
+4.3	Frontier Oil Corporation Omnibus Incentive Compensation Plan (Annex A to Proxy Statement, File Number 1-07627, filed March 21, 2006).
+4.4	Form of Frontier Oil Corporation Omnibus Incentive Compensation Plan Stock Unit/Restricted Stock Agreement (Exhibit 4.8 to Form S-8, File Number 333-133595, filed April 27, 2006).
+4.5	Form of Frontier Oil Corporation Omnibus Incentive Compensation Plan Nonqualified Stock Option Agreement (Exhibit 4.9 to Form S-8, File Number 333-133595, filed April 27, 2006).
+4.6	Form of Non-Employee Director Restricted Stock Unit Grant Agreement (Exhibit 10.1 to Form 8-K, File Number 1-07627, filed April 7, 2006).
+4.7	Form of First Amendment to Restricted Stock Unit Grant (Exhibit 10.1 to Form 10-Q, File Number 1-07627, filed August 7, 2006).
+4.8	Form of Restricted Stock Agreement (Exhibit 10.2 to Form 8-K, File Number 1-07627, filed April 7, 2006).
+4.9	Form of 2007 Stock Unit / Restricted Stock Agreement (Exhibit 10.1 to Form 10-Q, File Number 1-07627, filed May 9, 2007).
+4.10	Form of Stock Unit / Restricted Stock Agreement for James R. Gibbs (Exhibit 10.1 to Form 10-Q, File Number 1-07627, filed May 8, 2008).
+4.11	Form of Stock Unit / Restricted Stock Agreement for other employees (Exhibit 10.2 to Form 10-Q, File Number 1-07627, filed May 8, 2008).
*5.1	Opinion of Brown, Drew & Massey, LLP.
*23.1	Consent of Brown, Drew & Massey, LLP (included in Exhibit 5.1).
*23.2	Consent of Deloitte & Touche LLP.
*24.1	Powers of Attorney (included on signature page).

+Incorporated by reference.
* Filed herewith.